Proxy Voting Results

A special meeting of shareholders was held on December 8, 2017. The results of votes taken among shareholders on the proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees.

# of Votes	% of Votes

James C. Curvey

Affirmative	40,874,579,146.19	94.146
Withheld	2,541,618,753.48	5.854
TOTAL	43,416,197,899.67	100.000

Dennis J. Dirks

Affirmative	41,093,243,800.03	94.650
Withheld	2,322,954,099.64	5.350
TOTAL	43,416,197,899.67	100.000

Donald F. Donahue

Affirmative	41,121,116,505.64	94.714
Withheld	2,295,081,394.03	5.286
TOTAL	43,416,197,899.67	100.000

Alan J. Lacy

Affirmative	41,091,494,851.72	94.646
Withheld	2,324,703,047.95	5.354
TOTAL	43,416,197,899.67	100.00

Ned C. Lautenbach

Affirmative	40,970,733,721.42	94.368
Withheld	2,445,464,178.25	5.632
TOTAL	43,416,197,899.67	100.000

Joseph Mauriello

Affirmative	41,021,688,840.89	94.485
Withheld	2,394,509,058.78	5.515
TOTAL	43,416,197,899.67	100.000

Charles S. Morrison

Affirmative	41,163,534,997.01	94.812
Withheld	2,252,662,902.66	5.188
TOTAL	43,416,197,899.67	100.000

Cornelia M. Small

Affirmative	41,061,752,034.66	94.578
Withheld	2,354,445,865.01	5.422
TOTAL	43,416,197,899.67	100.000

Garnett A. Smith

Affirmative	41,061,939,407.02	94.578
Withheld	2,354,258,492.65	5.422
TOTAL	43,416,197,899.67	100.000

David M. Thomas

Affirmative	41,102,875,738.06	94.672
Withheld	2,313,322,161.61	5.328
TOTAL	43,416,197,899.67	100.000

Michael E. Wiley

Affirmative	41,112,279,187.11	94.694
Withheld	2,303,918,712.56	5.306
TOTAL	43,416,197,899.67	100.000

PROPOSAL 2
To eliminate a fundamental investment policy for Banking Portfolio.

	# of Votes	% of Votes
Affirmative	518,741,129.25	73.271
Against	97,664,891.66	13.795
Abstain	46,533,655.21	6.573
Broker Non-Vote	45,038,061.40	6.361
TOTAL	707,977,737.52	100.000

PROPOSAL 2
To eliminate a fundamental investment policy for Brokerage and Investment Management Portfolio.

	# of Votes	% of Votes
Affirmative	209,203,338.44	71.583
Against	40,421,554.86	13.831
Abstain	19,872,624.31	6.799
Broker Non-Vote	22,759,078.52	7.787
TOTAL	292,256,596.13	100.000

PROPOSAL 2
To eliminate a fundamental investment policy for Consumer Finance Portfolio.

	# of Votes	% of Votes
Affirmative	38,824,209.08	71.945
Against	5,076,930.99	9.408
Abstain	4,014,280.32	7.439
Broker Non-Vote	6,048,834.57	11.208
TOTAL	53,964,254.96	100.000

PROPOSAL 2
To eliminate a fundamental investment policy for Financial Services Portfolio.

	# of Votes	% of Votes
Affirmative	655,201,633.28	80.998
Against	88,190,228.80	10.902
Abstain	40,198,257.69	4.969
Broker Non-Vote	25,329,462.00	3.131
TOTAL	808,919,581.77	100.000

PROPOSAL 2

# of Votes	% of Votes

To eliminate a fundamental investment policy for Insurance Portfolio.

Affirmative	261,795,605.56	71.919
Against	44,692,608.11	12.278
Abstain	32,311,311.45	8.876
Broker Non-Vote	25,218,000.01	6.927
TOTAL	364,017,525.13	100.000

PROPOSAL 3
To modify Brokerage and Investment Management Portfolio's fundamental concentration policy.

	# of Votes	% of Votes
Affirmative	217,169,770.01	74.308
Against	33,148,678.21	11.343
Abstain	19,179,069.39	6.562
Broker Non-Vote	22,759,078.52	7.787
TOTAL	292,256,596.13	100.000

PROPOSAL 3
To modify Financial Services Portfolio's fundamental concentration policy.

	# of Votes	% of Votes
Affirmative	667,301,296.49	82.493
Against	74,884,004.43	9.258
Abstain	41,404,818.85	5.118
Broker Non-Vote	25,329,462.00	3.131
TOTAL	808,919,581.77	100.000

PROPOSAL 3
To modify Insurance Portfolio's fundamental concentration policy.

	# of Votes	% of Votes
Affirmative	276,771,678.76	76.033
Against	32,272,062.54	8.866
Abstain	29,755,783.82	8.174
Broker Non-Vote	25,218,000.01	6.927
TOTAL	364,017,525.13	100.000

PROPOSAL 4
To change Banking Portfolio from a diversified fund to a non-diversified fund.

	# of Votes	% of Votes
Affirmative	489,562,536.06	69.150
Against	130,712,554.06	18.463
Abstain	42,664,586.00	6.026
Broker Non-Vote	45,038,061.40	6.361
TOTAL	707,977,737.52	100.000

PROPOSAL 4
To change Financial Services Portfolio from a diversified fund to a non-diversified fund.

	# of Votes	% of Votes
Affirmative	637,604,918.89	78.822
Against	95,884,935.85	11.854
Abstain	50,100,265.03	6.193
Broker Non-Vote	25,329,462.00	3.131
TOTAL	808,919,581.77	100.000

Proposal 1 reflects trust wide proposal and voting results.